CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Group Spectrum Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                   Chief Financial Officer
Smith Barney Investment Funds Inc. -      Smith Barney Investment Funds Inc. -
Smith Barney Group Spectrum Fund          Smith Barney Group Spectrum Fund



/s/ R. Jay Gerken                         /s/ Richard L. Peteka
-------------------------------------     --------------------------------------
R. Jay Gerken                             Richard L. Peteka
Date: December 12, 2003                   Date: December 12, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.